UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ________ )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CANYON RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CANYON RESOURCES CORPORATION
14142 Denver West Parkway, Suite 250
Golden, CO 80401

February 11, 2008
Dear Valued Shareholder,

It is our hope that you have received proxy materials in connection with the special meeting of shareholders of Canyon Resources Corporation to be held on Wednesday, March 6, 2008. The material was mailed to you on or about January 25, however, according to our latest records, we have not received your Proxy Vote for this meeting.

Canyon Resources is asking shareholders to vote on Proposal 1: To approve and adopt the Agreement and Plan the merger with Atna Resources Ltd. and Proposal 2: To approve the postponement or adjournment of the special meeting, if necessary to solicit additional proxies. Please see the proxy materials previously mailed to you for additional information.

Since the required vote to approve Proposal 1 is by an affirmative vote of a majority of all shares outstanding eligible to vote, if you do not vote with respect to Proposal 1, your failure to vote will have the effect of a vote AGAINST this proxy agenda. We would appreciate your immediate attention to the mailing or electronic voting of the enclosed proxy.

Regardless of the number of shares you own, it is important that they be represented at the special shareholders meeting. Your vote matters to us and we need your support. Please vote your shares now so that your vote can be counted without delay.

We strongly encourage you to vote your shares today. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the special shareholders meeting:

▪	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy voting form. Using your control number located on your proxy card, cast your ballot.

▪	VOTE THROUGH THE INTERNET: You may cast your vote by logging into the Internet address located on the enclosed proxy card at www.proxyvote.com and follow the instructions on the website.

▪	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to the special shareholders meeting or voting your shares, you may call our proxy solicitation agent, The Altman Group, toll-free at 800-314-9816 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Friday Eastern Time. You may also contact this number to request additional proxy materials or contact Canyon Resources directly at 303-278-8464 or via email at vkimball@canyonresources.com.

Thank you in advance for your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY VOTING FORM,
PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.